Exhibit 21


                        Venturian Corp. and Subsidiaries

                         SUBSIDIARIES OF THE REGISTRANT

                                December 31, 1998



The Company's subsidiaries are:


                                                         State or Other
                                                      Jurisdiction in which
         Name                                       Incorporated or Organized
         ----                                       -------------------------

Napco International Inc.                                 Minnesota

Hopkins Tech Center LLC                                  Minnesota

Napco International Foreign Sales Corporation            U.S. Virgin Islands

Atio Corporation USA, Inc.                               Minnesota